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                                                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (Nos. 333-10739 and 333-56295) of our report dated February 5, 1998 (except for Note 21 as to which the date is March 9, 1998), on our audit of the Consolidated Financial Statements and Supplemental Consolidated Financial Statements of National City Bancshares, Inc. and for the year ended December 31, 1995, which appear in the Current Report on Form 8-K of National City Bancshares, Inc. dated October 9, 1998.



McGladrey & Pullen, LLP
Champaign, Illinois
October 8, 1998






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